United States
Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 8, 2018

Commission File Number	Registrant, Address and Telephone Number	State of Incorporation	I.R.S. Employer Identification Number
1-16681	Spire Inc. 700 Market Street St. Louis, MO 63101 314-342-0500	Missouri	74-2976504
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition
See Item 7.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
The Board of Directors of Spire Inc., announced that it increased the size of the Board from eight to nine members effective November 8, 2018 and elected Stephen S. Schwartz, PhD, age 59, to the Board of Directors effective November 14, 2018 to fill the vacancy created by increasing the size of the Board. Dr. Schwartz is President and CEO of Brooks Automation, Inc. and a member of its Board of Directors. Brooks Automation Inc. is a provider of automation and instrumentation equipment for multiple markets, including semiconductor manufacturing, technology device manufacturing and life sciences. Dr. Schwartz will receive the same compensation and benefits as do other independent Board members.

Item 7.01 Regulation FD Disclosure
On November 15, 2018, the Company issued an earnings news release announcing its results for the three and twelve months ended September 30, 2018. The text of the release is included in Exhibit 99.1 attached to this report.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits
99.1 Press release dated November 15, 2018.

The information contained in Items 2.02 and 7.01 of this report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 18. Furthermore, the information contained in Items 2.02 and 7.01 of this report shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spire Inc.
Date:	November 15, 2018	By:	/s/ Steven P. Rasche
Steven P. Rasche Executive Vice President and Chief Financial Officer